Calculation of Filing Fee Tables
S-8
AMC ENTERTAINMENT HOLDINGS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	5,080,447	$ 2.71	$ 13,768,011.37	0.0001381	$ 1,901.36
2	Equity	Class A Common Stock	Other	19,919,553	$ 2.91	$ 57,965,899.23	0.0001381	$ 8,005.09
Total Offering Amounts:						$ 71,733,910.60		$ 9,906.45
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 9,906.45
Offering Note
[1]	Note 1a. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of the Registrant's Class A Common Stock that may become issuable under the Registrant's 2024 Equity Incentive Plan, as amended, by reason of any stock split, stock distribution or similar transaction. Note 1b. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on September 18, 2026.

[2]	Note 2a. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the closing price of the Class A Common Stock on the New York Stock Exchange on September 24, 2026, the date on which the Registrant's stockholders approved the Equity Plan Amendment.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources